EXHIBIT 23(b)

                       Consent of Rowles & Company, L.L.P.



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                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Annapolis Bancshares, Inc.
Annapolis, Maryland

         We hereby consent to the use of our report dated February 7, 1996, on the audit of the consolidated financial statements described therein of Annapolis Bancshares, Inc. in the Registration Statement of Sandy Spring Bancorp, Inc. on Form S-4 as filed with the Securities and Exchange Commission.

ROWLES & COMPANY



Baltimore, Maryland
July 2, 1996



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